NEWS	Exhibit 99.1

Chris Meyer
Vice President, Investor Relations & Treasurer
(813) 830-5311

Bloomin’ Brands Announces 2014 Second Quarter Adjusted Diluted EPS of $0.27 and Diluted EPS of $0.21;
Provides Updated Guidance For Full Year 2014 Including Adjusted Diluted EPS of Between $1.05 and $1.10;
Announces Plans To Expand Carrabba’s to Brazil

TAMPA, Fla., August 5, 2014 - Bloomin’ Brands, Inc. (Nasdaq:BLMN) today reported financial results for the thirteen weeks ended June 29, 2014.

Key highlights for the thirteen weeks ended June 29, 2014 include the following:

•	Total revenues increased 9.0% to $1.1 billion

•	Comparable sales for Company-owned core domestic concepts increased 0.6% while traffic was flat

•	The Company plans to expand Carrabba’s Italian Grill in Brazil with first opening in the first half of 2015

•	Total system-wide development was six new restaurants including three Brazilian Outback Steakhouse locations

•	Restaurant-level operating margin was 16.1% versus 16.0% for the second quarter of 2013

•	Adjusted operating income margin* was 5.8% versus 6.7% in the second quarter of 2013 and U.S. GAAP operating income margin was 5.6% versus 6.7% in the second quarter of 2013

•
Adjusted net income* was $34.2 million versus $31.8 million in the second quarter of 2013 and U.S. GAAP Net income attributable to Bloomin’ Brands was $26.4 million versus $74.9 million in the second quarter of 2013

The following table reconciles Adjusted diluted earnings per share to Diluted earnings per share for the periods as indicated below:

	THIRTEEN WEEKS ENDED JUNE 29, 2014	THREE MONTHS ENDED JUNE 30, 2013	CHANGE
Adjusted diluted earnings per share*	$0.27	$0.25	$0.02
Adjustments*	(0.06)	0.33	(0.39)
Diluted earnings per share	$0.21	$0.58	$(0.37)

_________________

*
Denoted items are non-GAAP measurements, which include adjustments to the financial results as determined under U.S. GAAP. Adjustments primarily relate to the: (i) loss on extinguishment and modification of debt for the May 2014 refinancing and the April 2013 repricing of our Senior Secured Credit Facility and (ii) the release of the U.S. valuation allowance in the three months ended June 30, 2013. See Reconciliations of Non-GAAP Measures to U.S. GAAP Results included later in this release for more details.

“In the second quarter we maintained our outperformance versus Knapp with a 250 basis point positive traffic gap; however, dinner traffic did not recover as expected following the weather events of the first quarter,” said Elizabeth Smith, CEO. “We have responded with marketing innovation in the second half that is focused on dinner. In addition, in Korea, we continue to face significant macro issues and an increasingly competitive environment. Given these challenges, our second quarter results were softer than expected and we have revised our 2014 total year outlook down from our original estimates. Adjusted diluted earnings per share are now expected to be between $1.05 to $1.10 while domestic comp sales are expected to be 0.0% to 1.0%.”

Smith continued, “While 2014 is challenging, we remain confident in our long term growth prospects and our portfolio’s unique opportunities. We are excited to announce our plans to expand Carrabba’s to Brazil with our first opening expected in the first half of 2015. This represents the next step in our International expansion efforts. We will continue to pursue International opportunities for Outback, particularly in high growth areas such as Brazil and China.”

Financial Results

The following summarizes the Company’s results for the thirteen weeks ended June 29, 2014:

•
Total revenues increased 9.0% to $1.1 billion. This increase was primarily due to the consolidation of restaurant sales generated by the formerly unconsolidated joint venture restaurants in Brazil, additional revenues from opening new restaurants and an increase in domestic comparable restaurant sales at our existing restaurants. The increase in restaurant sales was partially offset by the closing of 29 restaurants since March 31, 2013 and a decline in comparable sales in the Company’s South Korean restaurants.

•
Comparable sales for Company-owned core domestic concepts grew 0.6%. Traffic for Company-owned core domestic concepts was flat as traffic increases from lunch expansion were offset by traffic declines in the dinner business. Results by concept were as follows:

THIRTEEN WEEKS ENDED JUNE 29, 2014	COMPANY- OWNED
Domestic comparable restaurant sales (stores open 18 months or more)
Outback Steakhouse	0.9%
Carrabba’s Italian Grill	(1.2)%
Bonefish Grill	0.3%
Fleming’s Prime Steakhouse and Wine Bar	3.6%

•
Restaurant-level operating margin was 16.1% for the thirteen weeks ended June 29, 2014 versus 16.0% for the second quarter of 2013. This increase was primarily due to productivity savings, menu pricing and the operating margin benefit from the consolidation of the formerly unconsolidated joint venture restaurants in Brazil. The increase was partially offset by commodity inflation, costs associated with lunch expansion and new promotions, lower average unit volumes in the Company’s South Korean restaurants and increases in certain other operating expenses.

•
Adjusted operating income margin was 5.8% and operating income margin was 5.6% for the thirteen weeks ended June 29, 2014, respectively, versus 6.7% for the second quarter of 2013, respectively. This decrease was driven primarily by the timing of the Company’s annual managing partner conference, higher Depreciation and amortization and higher costs associated with growth investments. This decrease was partially offset by lower incentive compensation and higher restaurant margins. In addition, due to the consolidation of Brazil we no longer record the Company’s share of their earnings as “Income from operations of unconsolidated affiliates”.

•
The Company opened six new system-wide locations: one Bonefish Grill restaurant, one Outback Steakhouse, and four Company-owned international Outback Steakhouse restaurants, three in Brazil and one in South Korea. There were also four closures: three international Outback Steakhouse restaurants in South Korea and one domestic Outback Steakhouse location.

Fiscal 2014 Financial Outlook

Based on results for the thirteen weeks ended June 29, 2014, the Company revised its financial outlook for fiscal 2014. This outlook assumes that core domestic traffic trends remain consistent with trends seen through the first half of fiscal 2014. In addition, the outlook assumes no improvement in the operating results in our Korean business.

The following table presents the Company’s updated expectations for selected fiscal 2014 financial reporting and operating results as compared to the financial outlook provided in the Company’s February 25, 2014 earnings release.

The financial outlook disclosed in the February 25, 2014 earnings release was largely expressed on an “at least” basis (e.g., Adjusted diluted earnings per share of “at least $1.21”). The revised financial outlook in the “Current Outlook” column provides a range estimate (i.e Adjusted diluted earnings per share “between $1.05 and $1.10”).

	Outlook on Feb. 25	Current Outlook
Financial Results (in millions, except per share data or as otherwise indicated):
	(At least)	(Between)
Total revenues	$4,400	$4,400 - $4,450

Adjusted EBITDA	$493	$459 - $470

Adjusted net income (1)	$156	$135 - $141

GAAP Net income attributable to Bloomin’ Brands	$148	$120 - $126

Adjusted diluted earnings per share (1)	$1.21	$1.05 - $1.10

GAAP Diluted earnings per share	$1.15	$0.93 - $0.98

Other Selected Financial Data (in millions, or as otherwise indicated):
Comparable sales for Company-owned core domestic concepts	1.0% - 2.0%	0.0% - 1.0%
Commodity inflation	2.0% - 4.0%	2.5% - 3.5%
General and administrative expenses*	$295 - $305	$280 - $290
Effective income tax rate*	27.0% - 29.0%	27.0% - 29.0%
Number of new system-wide restaurants	55 - 60	55 - 60
Capital expenditures	$250 - $280	$250 - $270
_________________
*     Denoted items are expressed on an adjusted basis

(1)
The 2014 Adjusted net income and Adjusted diluted earnings per share guidance includes: (i) adjustments incurred through June 29, 2014 and (ii) $3.0 million of pre-tax amortization for the second half of the year for intangibles acquired in connection with the Brazil acquisition. See Non-GAAP financial measures for further information.

Fiscal Third Quarter 2014 Commentary

The Company has identified that Other restaurant operating expenses are expected to be higher in the third quarter of 2014 as compared to 2013 due primarily to the following items:

•	the timing of marketing expenditures; and

•	costs associated with the Bonefish Grill menu rollout in early July.

In addition, the Company will incur additional general and administrative expenses related to its development of Carrabba’s in Brazil in the third quarter of 2014.

Conference Call
The Company will host a conference call today, August 5, 2014 at 9:00 AM ET. The conference call can be accessed live over the telephone by dialing (888) 850-2545 or (719) 325-4788 for international callers. A replay will be available beginning two hours after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 9336991. The replay will be available through Tuesday, August 12, 2014. The call will also be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

About Bloomin’ Brands, Inc.
The Company is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has five founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill, Fleming’s Prime Steakhouse and Wine Bar and Roy’s, with all except Roy’s considered core concepts. The Company operates more than 1,500 restaurants in 48 states, Puerto Rico, Guam and 21 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “Fiscal 2014 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: local, regional, national and international economic conditions; consumer confidence and spending patterns; price and availability of commodities, such as beef, chicken, shrimp, pork, seafood, dairy, potatoes, onions and energy supplies, which are subject to fluctuation and could increase or decrease more than the Company expects; weather, acts of God and other disasters; the seasonality of the Company’s business; inflation or deflation; increases in unemployment rates and taxes; increases in labor and health insurance costs; competition and changes in consumer tastes and the level of acceptance of the Company’s restaurant concepts (including consumer acceptance of prices); consumer reaction to public health issues; consumer perception of food safety; demographic trends; the cost of advertising and media; government actions and policies; interest rate changes, compliance with debt covenants and the Company’s ability to make debt payments; and the availability of credit presently arranged from the Company’s revolving credit facilities. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its Form 10-K filed with the Securities and Exchange Commission on March 3, 2014.  The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

BLOOMIN’ BRANDS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	THIRTEEN WEEKS ENDED JUNE 29, 2014	THREE MONTHS ENDED JUNE 30, 2013	TWENTY-SIX WEEKS ENDED JUNE 29, 2014	SIX MONTHS ENDED JUNE 30, 2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Restaurant sales	$1,104,437	$1,007,991	$2,254,962	$2,090,347
Other revenues	6,475	10,865	13,809	20,759
Total revenues	1,110,912	1,018,856	2,268,771	2,111,106
Costs and expenses
Cost of sales	358,856	325,453	732,470	675,442
Labor and other related	302,472	284,028	613,890	583,895
Other restaurant operating	265,279	237,440	521,797	471,249
Depreciation and amortization	48,627	40,889	94,792	81,085
General and administrative	72,262	65,094	146,316	137,585
Provision for impaired assets and restaurant closings	1,025	689	7,089	2,585
Income from operations of unconsolidated affiliates	—	(2,623)	—	(5,481)
Total costs and expenses	1,048,521	950,970	2,116,354	1,946,360
Income from operations	62,391	67,886	152,417	164,746
Loss on extinguishment and modification of debt	(11,092)	(14,586)	(11,092)	(14,586)
Other income (expense), net	317	(133)	153	(350)
Interest expense, net	(15,109)	(18,015)	(31,707)	(38,895)
Income before provision (benefit) for income taxes	36,507	35,152	109,771	110,915
Provision (benefit) for income taxes	8,785	(41,312)	26,949	(30,605)
Net income	27,722	76,464	82,822	141,520
Less: net income attributable to noncontrolling interests	1,331	1,596	2,698	3,429
Net income attributable to Bloomin’ Brands	$26,391	$74,868	$80,124	$138,091

Net income	$27,722	$76,464	$82,822	$141,520
Other comprehensive income:
Foreign currency translation adjustment	19,088	(8,144)	13,723	(12,676)
Comprehensive income	46,810	68,320	96,545	128,844
Less: comprehensive income attributable to noncontrolling interests	1,331	1,596	2,698	3,429
Comprehensive income attributable to Bloomin’ Brands	$45,479	$66,724	$93,847	$125,415

Earnings per share:
Basic	$0.21	$0.61	$0.64	$1.13
Diluted	$0.21	$0.58	$0.63	$1.08
Weighted average common shares outstanding:
Basic	125,229	122,858	124,889	122,052
Diluted	128,378	128,338	128,115	127,599

Supplemental Balance Sheet Information (in thousands):

	JUNE 29, 2014	DECEMBER 31, 2013
	(unaudited)
Cash and cash equivalents (1)	$155,843	$209,871
Net working capital (deficit) (2)	(232,264)	(260,471)
Total assets	3,234,079	3,274,174
Total debt, net (3)	1,404,489	1,419,143
Total stockholders’ equity	579,473	482,709
_________________

(1)	Excludes restricted cash.

(2)
The Company has, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). The Company operates successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on its current liabilities and its inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are used to service debt obligations and to make capital expenditures.

(3)	The Company completed a refinancing of its Senior Secured Credit Facility in May 2014. The total indebtedness of the Company remained unchanged as a result of the refinancing.

Non-GAAP Financial Measures (unaudited)

In addition to the results provided in accordance with U.S. GAAP, we provide non-GAAP measures which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and include the following: (i) Adjusted restaurant-level operating margins, (ii) Adjusted income from operations and the corresponding margins, (iii) Adjusted net income, (iv) Adjusted diluted earnings per share and (v) Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA.

Although we believe these non-GAAP measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures are not intended to replace accompanying U.S. GAAP financial measures. These metrics are not necessarily comparable to similarly titled measures used by other companies.

The use of other non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent. We believe that the disclosure of these non-GAAP measures is useful to investors as they form the basis for how our management team and Board of Directors evaluate our performance, allocate resources and establish employee incentive plans. EBITDA and Adjusted EBITDA are also frequently used by investors, analysts and credit agencies in evaluating and comparing companies. In addition, our debt agreements require compliance of certain ratios that are based on financial measures similar to Adjusted EBITDA.

Restaurant-level operating margin

Restaurant-level operating margin is calculated as Restaurant sales after deduction of the main restaurant-level operating costs, which includes Cost of sales, Labor and other related and Other restaurant operating. Adjusted restaurant-level operating margin is Restaurant-level operating margin adjusted for certain items, as noted below.

The following table shows the percentages of certain operating cost financial statement line items in relation to Restaurant sales on both a U.S. GAAP basis and an adjusted basis, as indicated, for the thirteen and twenty-six weeks ended June 29, 2014 and the three and six months ended June 30, 2013:

	THIRTEEN WEEKS ENDED JUNE 29, 2014	THREE MONTHS ENDED JUNE 30, 2013	TWENTY-SIX WEEKS ENDED JUNE 29, 2014		SIX MONTHS ENDED JUNE 30, 2013	(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED 2014 VS. 2013
	U.S. GAAP AND ADJUSTED (1)	U.S. GAAP AND ADJUSTED (1)	U.S. GAAP	ADJUSTED (2)	U.S. GAAP AND ADJUSTED (1)	QUARTER TO DATE	YEAR TO DATE
Restaurant sales	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of sales	32.5%	32.3%	32.5%	32.5%	32.3%	(0.2)%	(0.2)%
Labor and other related	27.4%	28.2%	27.2%	27.2%	27.9%	0.8%	0.7%
Other restaurant operating	24.0%	23.6%	23.1%	23.2%	22.5%	(0.4)%	(0.7)%

Restaurant-level operating margin	16.1%	16.0%	17.2%	17.1%	17.2%	0.1%	(0.1)%
_________________

(1)	No adjustments impacted Restaurant-level operating margins during the thirteen weeks ended June 29, 2014 and three and six months ended June 30, 2013.

(2)
Adjusted restaurant-level operating margins include the adjustment for the deferred rent liability write-off associated with the fourth quarter of 2013 decision to close 22 underperforming locations. The write-off of the deferred rent liability was recorded in Other restaurant operating during the twenty-six weeks ended June 29, 2014.

Adjusted income from operations, Adjusted net income and Adjusted diluted earnings per share

The following table reconciles Adjusted income from operations and the corresponding margins, Adjusted net income and Adjusted diluted earnings per share to their respective most comparable U.S. GAAP measures for the thirteen and twenty-six weeks ended June 29, 2014 and the three and six months ended June 30, 2013 (in thousands, except per share amounts):

	THIRTEEN WEEKS ENDED JUNE 29, 2014	THREE MONTHS ENDED JUNE 30, 2013	TWENTY-SIX WEEKS ENDED JUNE 29, 2014	SIX MONTHS ENDED JUNE 30, 2013
Income from operations	$62,391	$67,886	$152,417	$164,746
Operating income margin	5.6%	6.7%	6.7%	7.8%
Adjustments:
Transaction-related expenses (1)	—	704	1,118	704
Restaurant closing costs (2)	—	—	4,929	—
Purchased intangibles amortization (3)	1,532	—	2,990	—
Adjusted income from operations	$63,923	$68,590	$161,454	$165,450
Adjusted operating income margin	5.8%	6.7%	7.1%	7.8%

Net income attributable to Bloomin’ Brands	$26,391	$74,868	$80,124	$138,091
Adjustments:
Transaction-related expenses (1)	—	704	1,118	704
Restaurant closing costs (2)	—	—	4,929	—
Purchased intangibles amortization (3)	1,532	—	2,990	—
Loss on extinguishment and modification of debt (4)	11,092	14,586	11,092	14,586
Total adjustments, before income taxes	12,624	15,290	20,129	15,290
Adjustment to provision (benefit) for income taxes (5)	(4,847)	(58,370)	(7,542)	(58,370)
Net adjustments	7,777	(43,080)	12,587	(43,080)
Adjusted net income	$34,168	$31,788	$92,711	$95,011

Diluted earnings per share	$0.21	$0.58	$0.63	$1.08
Adjusted diluted earnings per share	$0.27	$0.25	$0.72	$0.74

Diluted weighted average common shares outstanding	128,378	128,338	128,115	127,599
_________________

(1)	Relates primarily to costs incurred with the secondary offering of our common stock in March 2014 and May 2013, respectively.

(2)	Represents expenses associated with the fourth quarter of 2013 decision to close 22 underperforming locations.

(3)	Represents non-cash intangible amortization recorded as a result of the acquisition of our Brazilian operations.

(4)	Relates to the refinancing in May 2014 and the repricing in April 2013 of our Senior Secured Credit Facility.

(5)
Includes the release of the U.S. valuation allowance for the three and six months ended June 30, 2013. Income tax effect of adjustments for the thirteen and twenty-six weeks ended June 29, 2014 was calculated based on the statutory rate applicable to jurisdictions in which the above non-GAAP adjustments relate. For the three and six months ended June 30, 2013, we utilized a normalized annual effective tax rate of 22%.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA (EBITDA adjusted for certain significant items, as noted below) are supplemental measures of operating performance. The following table reconciles Net income attributable to Bloomin’ Brands to EBITDA and Adjusted EBITDA for the thirteen and twenty-six weeks ended June 29, 2014 and the three and six months ended June 30, 2013 (in thousands):

	THIRTEEN WEEKS ENDED JUNE 29, 2014	THREE MONTHS ENDED JUNE 30, 2013	TWENTY-SIX WEEKS ENDED JUNE 29, 2014	SIX MONTHS ENDED JUNE 30, 2013
Net income attributable to Bloomin’ Brands	$26,391	$74,868	$80,124	$138,091
Provision (benefit) for income taxes	8,785	(41,312)	26,949	(30,605)
Interest expense, net	15,109	18,015	31,707	38,895
Depreciation and amortization	48,627	40,889	94,792	81,085
EBITDA	98,912	92,460	233,572	227,466
Impairments and disposals (1)	979	605	1,378	1,481
Transaction-related expenses (2)	—	704	1,118	704
Stock-based compensation expense	4,264	3,018	7,839	7,447
Other losses (gains) (3)	326	(34)	(986)	548
Restaurant closing costs (4)	—	—	4,929	—
Loss on extinguishment and modification of debt (5)	11,092	14,586	11,092	14,586
Adjusted EBITDA	$115,573	$111,339	$258,942	$252,232
_________________

(1)	Represents non-cash impairment charges for fixed assets and intangible assets and net gains or losses on the disposal of fixed assets.

(2)	Relates primarily to costs incurred with the secondary offering of our common stock in March 2014 and May 2013, respectively.

(3)
Represents expenses incurred as a result of net (losses) gains on partner deferred compensation participant investment accounts, foreign currency loss (gain) and the loss (gain) on the cash surrender value of executive life insurance.

(4)	Represents expenses associated with the fourth quarter of 2013 decision to close 22 underperforming locations.

(5)	Relates to the refinancing in May 2014 and the repricing in April 2013 of our Senior Secured Credit Facility.

Comparative Store Information

The table below presents the number of the Company’s restaurants in operation at the end of the periods indicated:

	JUNE 29,	JUNE 30,
	2014	2013
Number of restaurants (at end of the period):
Outback Steakhouse
Company-owned—domestic	650	663
Company-owned—international (1) (2)	172	117
Franchised—domestic	104	106
Franchised and joint venture—international (1)	51	93
Total	977	979
Carrabba’s Italian Grill
Company-owned	240	234
Franchised	1	1
Total	241	235
Bonefish Grill
Company-owned	193	175
Franchised	5	7
Total	198	182
Fleming’s Prime Steakhouse and Wine Bar
Company-owned	66	65
Roy’s
Company-owned	20	22
System-wide total	1,502	1,483
____________________

(1)
Effective November 1, 2013, the Company acquired a controlling interest in the Brazilian Joint Venture resulting in the consolidation and reporting of 47 restaurants (as of the acquisition date) as Company-owned locations, which are reported as unconsolidated joint venture locations in the historical period presented.

(2)
The restaurant count for Brazil is reported as of May 31, 2014 to correspond with the balance sheet date of this subsidiary and, therefore, excludes two restaurants that opened in June 2014. Restaurant counts for the Company’s Brazilian operations were reported as of June 30th in the historical period presented.

SOURCE: Bloomin’ Brands, Inc.